Exhibit 13.1

CERTIFICATION PURSUANT TO RULE 13(a) – 14(b) UNDER THE EXCHANGE ACT, SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report of Swedish Match AB (publ) (the “Company”) on Form 20-F for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 21, 2006	/s/ Sven Hindrikes
	By:	Sven Hindrikes
President and Chief Executive Officer

Date: June 21, 2006	/s/ Lars Dahlgren
	By:	Lars Dahlgren
Chief Financial Officer

A signed original of this written statement has been provided to Swedish Match AB (publ) and will be retained by Swedish Match AB (publ) and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.